 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2017 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on June 6, 2017, hhgregg, Inc. (the “Company”) terminated the employment of each of Robert J. Riesbeck, the Chief Executive Officer and President of the Company; Tom Schuetz, the Chief Information Officer of the Company; and Aaron Trahan, the Chief Merchandising Officer of the Company. On June 6, 2017, Robert J. Riesbeck also tendered his resignation as a director on the Board of Directors of the Company (the “Board”). As a result of the resignation of Mr. Riesbeck, the size of the Board was reduced to two directors. There was no disagreement between any of the individuals and the Company on any matter relating to the Company’s operations, policies or practices.
Effective June 7, 2017, the Board appointed Kevin J. Kovacs, the Chief Financial Officer of the Company, to serve as the President and Chief Executive Officer of the Company in addition to his role as Chief Financial Officer of the Company, until his resignation or removal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HHGREGG, INC.

Dated: June 7, 2017	/s/ Kevin J. Kovacs
Kevin J. Kovacs
President, Chief Executive Officer and Chief Financial Officer

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